AMENDMENT
                                       TO
                              PARTICIPATION AGREEMENT


This amendment (the "Amendment") is made and entered into as of August 15, 2002 by and among AIM Variable Insurance Funds ("AVIF"), Principal Life Insurance Company ("LIFE COMPANY"), and Princor Financial Services Corporation (collectively, the "parties") in order to modify' that certain Participation Agreement (the "Agreement") entered into by the parties as of June 8, 1999.

The parties agree to amend the Agreement as follows:


The following is added under: "Section 2 Processing and Transactions" before
Section 2.1(a):

            The Parties intend that processing and settlement of purchase and redemption transactions for Shares (collectively, "Share transactions") shall occur via the Fund/SERV and Networking systems of the National Securities Clearing Corporation (hereinafter, "NSCC"). LIFE COMPANY and AIM each represents and warrants that it or one of its affiliates: (a) has entered into an agreement with NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Share transactions. AIM agrees to provide LIFE COMPANY or such other entity as Life Company directs with account positions and activity data relating to Share transactions via Networking. LIFE COMPANY shall pay for Shares in the manner and within the time as required by the Fund/SERV and Networking rules.

            For purposes of this Agreement, "Fund/SERV" shall mean NSCC's system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; "Networking" shall mean NSCC's (Level Zero) system that allows mutual funds and life insurance companies to exchange account level information electronically. In all cases, processing and settlement of Share transactions shall be done in a manner consistent with applicable law.

      In the event that any Party is prohibited or unable to communicate, process or settle Share transactions via Fund/SERV or Networking, such Party shall provide prompt notice to the other Parties. After all Parties have been notified, the provisions of paragraphs (b) and (c) of this
      Section 2.1 shall apply.



    Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

FUNDS AVAILABLE UNDER THE              SEPARATE ACCOUNTS               CONTRACTS FUNDED BY THE
        CONTRACTS                      UTILIZING THE FUNDS                SEPARATE ACCOUNTS

       (Series I shares)          *  Principal Life Insurance Company  * The Principa1(R) Variable
AIM V.1. Aggressive Growth Fund      Separate Account B                  Annuity
AIM V.1. Core Equity Fund                                              * Principal Freedom Variable
AIM V.1. Growth Fund                                                     Annuity
AIM V.1. International Growth Fund
AIM V.1. Premier Equity Fund
                                     Principal Life Insurance Company  * PrinFlex Life(R) Variable Life
                                     Variable Life Separate Account      Insurance
                                                                       * Survivorship Variable
                                                                         Universal Life Insurance
                                                                       * Flexible Variable Life
                                                                         Insurance
                                                                       * Principal Variable Universal
                                                                         Life Accumulator (VUL)
                                                                       * Executive Variable Universal
                                                                         Life (EVUL)
                                                                       * Benefit Variable Universal Life
                                                                         (BVUL)


All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

                                  AIM VARIABLE INSURANCE FUNDS

Attest: /s/Nancy L. Martin        By: /s/Robert H. Graham
Name: Nancy L. Martin              Name: Robert H. Graham
Title: Assistant Secretary        Title: President

(SEAL)

                                  PRINCOR FINANCIAL SERVICES
                                  CORPORATION

Attest: /s/Amy B. McCann          By: /s/Ernest H. Gillum
Name: Amy B. McCann               Name: Ernest H. Gillum
Title:                            Title: Vice President

(SEAL)

                                  PRINCIPAL LIFE INSURANCE
                                  COMPANY

Attest: /s/Dian L. Gunderman      By: /s/David J. House
Name: Dian L. Gunderman           Name: David J. House
Title:                            Title: Asst. Director

(SEAL)


                                 AMENDMENT
                                      TO
                          PARTICIPATION AGREEMENT
                               (Series I shares)

This amendment (the "Amendment") is made and entered into as of May 1, 2002, by and among AIM Variable Insurance Funds, Principal Life Insurance Company, and Princor Financial Services Corporation (collectively, the "parties") in order to modify that certain Participation Agreement (the "Agreement") entered into by the parties as of June 8, 1999.

The parties agree to amend the Agreement as follows:

          1. Schedule A to the Agreement is hereby deleted and the Schedule A attached to this Amendment is substituted therefor.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


                                  AIM VARIABLE INSURANCE FUNDS

Attest: /s/Nancy L. Martin        By: /s/Gary T. Crum
Name: Nancy L.Martin              Name: Gary T. Crum
Title: Assistant Secretary        Title: Senior Vice President

(SEAL)

                                  PRINCOR FINANCIAL SERVICES
                                  CORPORATION

Attest: /s/Jean B. Schustek       By: /s/A. S. Filean
Name: Jean B. Schustek            Name: A. S. Filean
Title: AVP                        Title: Sr. VP

(SEAL)

                                  PRINCIPAL LIFE INSURANCE
                                  COMPANY

Attest: /s/James A. Hardacre      By: /s/David House
Name: James A. Hardacre           Name: David House
Title: Paralegal Analyst          Title: Asst. Director

(SEAL)


                                SCHEDULE A


FUNDS AVAILABLE UNDER THE CONTRACTS

AIM VARIABLE INSURANCE FUNDS
(Series I shares)

     AIM V.I. Aggressive Growth Fund
     AIM V.I. Core Equity Fund
     AIM V.I. Growth Fund
     AIM V.I. International Growth Fund
     AIM V.I. Premier Equity Fund


SEPARATE ACCOUNTS UTILIZING AND CONTRACTS PROVIDED BY THE SEPARATE
ACCOUNTS

Principal Life Insurance Company          Principal Life Insurance Company
 Separate Account B                        Variable Life Separate Account

(1) The Principal(R) Variable Annuity      (1)  PrinFlex Life(R) Variable
                                                Life Insurance
(2) Principal Freedom Variable Annuity     (2)  Survivorship Variable
                                                Universal Life Insurance
                                           (3)  Flexible Variable Life
                                                Insurance
                                           (4)  Principal Variable Universal Life
                                                Accumulator (VUL)
                                           (5)  Executive Variable Universal Life (EVUL)




                               AMENDMENT
                                    TO
                       PARTICIPATION AGREEMENT


This amendment (the "Amendment") is made and entered into as of April 1, 2001, by and among AIM Variable Insurance Funds, Principal Life Insurance Company, and Princor Financial Services Corporation (collectively, the "parties") in order to modify that certain Participation Agreement (the "Agreement") entered into by the parties as of June 8, 1999.

The parties agree to amend the Agreement as follows:

          1. Schedule A to the Agreement is hereby deleted and the Schedule A attached to this Amendment is substituted therefor.

          2.   Section 9, Notices is changed as follows:
              Principal Life Insurance Company
              711 High Street
              Des Moines, IA 50392-0300
              Facsimile: 515-248-3011
              Attn: Sarah Pitts, Counsel

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

AIM Variable Insurance


By: /s/Carol F. Reich
Name:
Title

Princor Financial Services Corporation


By: /s/Ernest H. Gillum
Name: Ernest H. Gillum
Title: Vice President

Principal Life Insurance Company


By:/s/A. Michael McMahon
Name:
Title:



                       SCHEDULE A


FUNDS AVAILABLE UNDER TILE CONTRACTS

AIM VARIABLE INSURANCE FUNDS

     AIM V.I. Growth Fund
     AIM V.I. Growth and Income Fund
     AIM V.I. Value Fund


SEPARATE ACCOUNTS UTILIZING AND CONTRACTS PROVIDED BY THE
SEPARATE ACCOUNTS

Principal Life Insurance Company        Principal Life Insurance Company
 Separate Account B                      Variable Life Separate Account

The Principal(R) Variable Annuity       (1) PrinFlex Life(R) Variable
                                          Life Insurance
                                        (2) Survivorship Variable
                                          Universal Life Insurance
                                        (3) Flexible Variable Life
                                          Insurance
                                        (4) Principal Variable
                                          Universal life
                                          Accumulator (VUL)





                PARTICIPATION AGREEMENT

                    BY AND AMONG

            AIM VARIABLE INSURANCE FUNDS, INC.,

            PRINCIPAL LIFE INSURANCE COMPANY,
                 ON BEHALF OF ITSELF AND
                 ITS SEPARATE ACCOUNTS,

                        AND

          PRINCOR FINANCIAL SERVICES CORPORATION


                                  TABLE OF CONTENTS


Description                                                                Page

Section 1. Available Funds...................................................2
     1.1     Availability....................................................2
     1.2     Addition, Deletion or Modification of Funds.....................2
     1.3     No Sales to the General Public..................................2

Section 2. Processing Transactions...........................................2
     2.1     Timely Pricing and Orders.......................................2
     2.2     Timely Payments.................................................3
     2.3     Applicable Price................................................3
     2.4     Dividends and Distributions.....................................4
     2.5     BookEntry.......................................................4

Section 3. Costs and Expenses................................................4
     3.1     General.........................................................4
     3.2     Parties To Cooperate............................................4

Section 4. Legal Compliance..................................................4
     4.1     TaxLaws.........................................................4
     4.2     Insurance and Certain Other Laws................................7
     4.3     Securities Laws.................................................7
     4.4     Notice of Certain Proceedings and Other Circumstances...........8
     4.5     LIFE COMPANY To Provide Documents; Information About AVIF.......9
     4.6     AVIF To Provide Documents; Information About LIFE COMPANY.......10

Section 5. Mixed and Shared Funding..........................................11
     5.1     General.........................................................11
     5.2     Disinterested Directors.........................................11
     5.3     Monitoring for Material Irreconcilable Conflicts................12
     5.4     Conflict Remedies...............................................12
     5.5     Notice to LIFE COMPANY..........................................14
     5.6     Information Requested by Board of Directors.....................14
     5.7     Compliance with SEC Rules.......................................14
     5.8     Other Requirements..............................................14

Section 6. Termination.......................................................14
     6.1     Events of Termination...........................................14
     6.2     Notice Requirement for Termination..............................15
     6.3     Funds To Remain Available.......................................16
     6.4     Survival of Warranties and Indemnifications.....................16
     6.5     Continuance of Agreement for Certain Purposes...................16

Section 7.   Parties To Cooperate Respecting Tennination.....................16

Section 8.   Assignment......................................................17

Section 9.   Notices.........................................................17

Section 10.   Voting Procedures..............................................18

Section 11.   Foreign Tax Credits............................................18

Section 12.   Indemnification................................................18
     12.1       Of AVIF by LIFE COMPANY and UNDERWRITER......................18
     12.2       Of LIFE COMPANY and UNDERWRiTER by AVIF......................20
     12.3       Effect of Notice.............................................23
     12.4       Successors...................................................23

Section 13.   Applicable Law.................................................23

Section 14.   Execution in Counterparts......................................23

Section 15.   Severability...................................................23

Section 16.   Rights Cumulative..............................................24

Section 17.   Headings.......................................................24

Section 18.   Confidentiality................................................24

Section 19.   Trademarks and Fund Names......................................25

Section 20.   Parties to Cooperate...........................................25




                           PARTICIPATION AGREEMENT


     THIS AGREEMENT, made and entered into as of the 8th day of June, 1999 ("Agreement"), by and among AIM Variable Insurance Funds, Inc., a Maryland corporation ("AVIF"), Principal Life Insurance Company, an Iowa life insurance company ("LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and Princor Financial Services Corporation, an affiliate of LIFE COMPANY and the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").


                               WITNESSETH THAT:

     WHEREAS, AVIF is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, AVIF currently consists of thirteen separate series ("Series"), shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

     WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "AVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

     WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and

     WHEREAS, LIFE COMPANY will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

     WhEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and



     WHEREAS, UNDERWRITER is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:


                             Section 1. Available Funds

     1.1        Availability.

     AVIF will make Shares of each Fund available to LiFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of AVIF may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.

     1.2        Addition, Deletion or Modification of Funds.

     The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

     1.3        No Sales to the General Public.

     AVIF represents and warrants that no Shares of any Fund have been or will be sold to the general public.


                           Section 2. Processing Transactions

     2.1        Timely Pricing and Orders.

     (a) AVIF or its designated agent will use its best efforts to provide LIFE COMPANY with the net asset value per Share for each Fund by 6:00 p.m. Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, (ii) AVIF calculates the Fund's net asset value, and (iii) LIFE COMPANY is open for business.

     (b) LIFE COMPANY will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. LIFE COMPANY will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 9:00 am. Central Time the following Business Day; provided, however, that AVIF shall provide additional time to LIFE COMPANY in the event that AVIF is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to LIFE COMPANY.

     (c) With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by AVIF, LIFE COMPANY and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.

     (d) If AVIF provides materially incorrect Share net asset value information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to lIFE COMPANY. Materiality and reprocessing cost reimbursement shall be determined in accordance with standards established by the Parties as provided in Schedule B, attached hereto and incorporated herein.

     2.2       Timely Payments.

     LIFE COMPANY will wire payment for net purchases to a custodial account designated by AVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment for net redemptions to an account designated by LIFE COMPANY by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable LIFE COMPANY to pay redemption proceeds within the time specified in
Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

     2.3       Applicable Price.
     (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.

     (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

     2.4         Dividends and Distributions.

     AVIF will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Fund. LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

     2.5         Book Entry.

     Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from AVIF will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.


                             Section 3. Costs and Expenses

     3.1         General.
     Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear, or arrange for others to bear, all expenses incident to its performance under this Agreement.


     Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts.


                             Section 4. Legal Compliance

     4.1         Tax Laws.
     (a) AVIF represents and warrants that each Fund is currently qualified as a regulated investment company ("RIC') under Subchapter M of the Internal Revenue Code of 1986, as amended (the 'Code'), and represents that it will use its best efforts to qualify and to maintain qualification of each Fund as a RIC. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

     (b) AVIF represents that it will use its best efforts to comply and to maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.8 17-5(b) of the regulations under the Code. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by AVIF, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

     (c) LIFE COMPANY agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of LIFE COMPANY or, to LIFE COMPANY's knowledge, of any Participant, that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or LIFE COMPANY otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

                 (i) LIFE COMPANY shall promptly notify AVIF of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Participant);

                (ii) LIFE COMPANY shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

                (iii) LIFE COMPANY shall use its best efforts to minimize any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.8 17-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

                (iv) LIFE COMPANY shall permit AVIF, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure; provided, however, that LIFE COMPANY will retain control of the conduct of such conferences discussions, proceedings, contests or appeals;

                (v) any written materials to be submitted by LIFE COMPANY to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations
                     Section 1.817- 5(a)(2)), (a) shall be provided by LIFE COMPANY to AVIF (together with any supporting information or analysis); subject to the confidentiality provisions of
                     Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and
                     (b) shall not be submitted by LIFE COMPANY to any such person without the express written consent of AVIF which shall not be unreasonably withheld;

               (vi) LIFE COMPANY shall provide AVIF or its affiliates and their accounting and legal advisors with such cooperation as AVIF shall reasonably request (including, without limitation, by permitting AVIF and its accounting and legal advisors to review the relevant books and records of LIFE COMPANY) in order to facilitate review by AVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

               (vii) LIFE COMPANY shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates (a) compromise or settle any claim,
                    (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided that LIFE COMPANY shall not be required, after exhausting all administrative penalties, to appeal any adverse judicial decision unless AVIF or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

               (viii) AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if LIFE COMPANY fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.

     Should AVIF or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, LIFE COMPANY may, in its discretion, authorize AVIF or its affiliates to act in the name of LIFE COMPANY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided~ that in no event shall LIFE COMPANY have any liability resulting from AVIF's refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in
Section 2(a)(3) of the 1940 Act.

     (d) LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will use its best efforts to maintain such treatment; LIFE COMPANY will notify AVIF immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

     (e) LIFE COMPANY represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY will use its best efforts to continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     4.2        Insurance and Certain Other Laws.

     (a) AVIF will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANY, including, the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

     (b) LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Iowa and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Section 508k 1 of the Iowa Insurance Code and the regulations thereunder, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

     (c) AVIF represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     4.3        Securities Laws.

     (a) LIFE COMPANY represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable~ federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Iowa law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and
(vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (b) AVIF represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AVIF's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (c) AVIF will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

     (d) AVIF currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-l under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-l, AVIF undertakes to have its Board of Directors, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     (e) AVIF represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

     4.4       Notice of Certain Proceedings and Other Circumstances.

     (a) AVIF will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF's registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY. AVIF will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) LIFE COMPANY will immediately notify AVIF of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. LiFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

      4.5      LIFE COMPANY To Provide Documents; Information About AVIF.

      (a) LIFE COMPANY will provide to AVIF or its designated agent at least one
(1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

      (b) LIFE COMPANY will provide to AVIF or its designated agent at least one
(1) complete copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if AVIF or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

      (c) Neither LIFE COMPANY nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates in connection with the sale of the Contracts other than
(i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time; or
(ii) in reports or proxy materials for AVIF; or (iii) in published reports for AVIF that are in the public domain and approved by AVIF for distribution; or
(iv) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

      (d) LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

      (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

     4.6       AVIF To Provide Documents; Information About LIFE COMPANY.

     (a) AVIF will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) AVIF will provide to LIFE COMPANY a camera ready copy of all AVIF prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

     (c) AVIF will provide to LIFE COMPANY or its designated agent at least one
(1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter ~period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

     (d) Neither AVIF nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

     (e) AVIF shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     (f) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.


                         Section 5. Mixed and Shared Funding

     5.1        General.

     The SEC has granted an order to AVIF exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANY, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to such an exemptive order granted to AVIF. AVIF hereby notifies LIFE COMPANY that, in the event that AVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

     5.2        Disinterested Directors

     AVIF agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of AVIF within the meaning of Section 2(a)( 19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board;(b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

     5.3        Monitoring for Material Irreconcilable Conflicts.

     AVIF agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in AVIF ("Participating Plans"). LIFE COMPANY agrees to inform the Board of Directors of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

     (a)        an action by any state insurance or other regulatory authority;

     (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

     (c)      an administrative or judicial decision in any relevant proceeding;

     (d)      the manner in which the investments of any Fund are being managed;

     (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

     (f) a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

     (g) a decision by a Participating Plan to disregard the voting instructions of Plan participants.

     Consistent with the SEC'S requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANY will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by LIFE COMPANY to disregard voting instructions of Participants. LIFE COMPANY's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.

     5.4        Conflict Remedies.

     (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, LIFE COMPANY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

                (i) withdrawing the assets allocable to some or all of the
                    Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

                (ii) establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

     (b) If the material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at AVIF's election, to withdraw each Account's investment in AVIF or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to LIFE COMPANY that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF.

     (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each Account's investment in AVIF within six (6) months after AVIF's Board of Directors informs LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF. No charge or penalty will be imposed as a result of such withdrawal.

     (d) LIFE COMPANY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

     (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANY will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

     5.5        Notice to LIFE COMPANY.

     AVIF will promptly make known in writing to LIFE COMPANY the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

     5.6        Information Requested by Board of Directors.

     LIFE COMPANY and AVIF (or its investment adviser) will at least annually submit to the Board of Directors of AVIF such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     5.7        Compliance with SEC Rules.

     if, at any time during which AVIF is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(I) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

     5.8        Other Requirements.

     AVIF will require that each Participating Insurance Company and Participating Plan enter into an agreement with AVIF that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.


                              Section 6. Termination

     6.1        Events of Termination.

     Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

     (a) at the option of any party, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other parties, or, if later, upon receipt of any required exemptive relief from the SEC. unless otherwise agreed to in writing by the parties; or

     (b) at the option of AVIF upon institution of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LiFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

     (c) at the option of LIFE COMPANY upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by the NASD, the SEC. or any state insurance regulator or any other regulatory body regarding AVIF's obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

     (d) at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

     (e) upon termination of the corresponding Subaccount's investment in the Fund pursuant to Section 5 hereof; or

     (f) at the option of LIFE COMPANY if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so qualify; or

     (g) at the option of LIFE COMPANY if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so comply; or

     (h) at the option of AVIF if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

     (i) upon another Party's material breach of any provision of this Agreement.

     6.2        Notice Requirement for Termination.

     No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

     (a) in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

     (b) in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

     (c) in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.

     6.3       Funds To Remain Available.

     Notwithstanding any termination of this Agreement, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement.

     6.4       Survival of Warranties and Indemnifications.

     All warranties and indemnifications will survive the termination of this Agreement.

     6.5       Continuance of Agreement for Certain Purposes.

     If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, this
Agreement shall neverthelesse continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that LIFE COMPANY may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i).


                  Section 7. Parties To Cooperate Respecting Termination

     The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.


                              Section 8. Assignment

     This Agreement may not be assigned by any Party, except with the written consent of each other Party.


                                Section 9. Notices

     Notices and communications required or permitted will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:


                AIM Variable Insurance Funds, Inc.
                A I M Distributors, Inc.
                11 Greenway Plaza, Suite 100
                Houston, Texas 77046
                Facsimile: (713) 993-9185

                Attn: Nancy L. Martin, Esq.


                PRINCIPAL LIFE INSURANCE COMPANY
                711 High Street Des Moines, IA
                50392 Facsimile: 515-248-3011

                Attn: Traci Weldon


                PRINCOR FINANCIAL SERVICES CORPORATION
                680 8th Street
                Des Moines, IA 50392
                Facsimile: 515-235-9235

                Attn: Art Filean


                           Section 10. Voting Procedures

     Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANY will vote Shares in accordance with timely instructions received from Participants. LIFE COMPANY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to. the extent permitted by law. LIFE COMPANY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by AVE. AVE will notify LIFE COMPANY of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. AVE will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, AVE either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although AVIF is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, AVE will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.


                           Section 11. Foreign Tax Credits

     AVIF agrees to consult in advance with LIFE COMPANY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.


                             Section 12. Indemnification

     12.1       Of AVIF by LIFE COMPANY and UNDERWRITER.

     (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRiTER agree to indemnify and hold harmless AVE. its affiliates, and each person, if any, who controls AVIF, or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

                (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRiTER by or on behalf of AVIF for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

                (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRiTER or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control (including, without limitation, their employees and "persons associated with a member," as that term is defined in paragraph (q) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

                (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

                  (iv) arise as a result of any failure by LIFE COMPANY or
                       UNDERWRiTER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER; or

                  (v) arise as a result of failure by the Contracts issued by LIFE COMPANY to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

     (b) Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section
12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to AVIF.

     (c) Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section
12.1 with respect to any action against an Indemnified Party unless AVIF shall have notified LIFE COMPANY and UNDERWRITER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY and UNDERWRITER of any such action shall not relieve LIFE COMPANY and UNDERWRITER from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANY and UNDERWRITER shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from LIFE COMPANY or UNDERWRITER to such Indemnified Party of LIFE COMPANY's or UNDERWRITER's election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor UNDERWRITER will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     12.2    Of LIFE COMPANY and UNDERWRITER by AVIF.

     (a) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, AVIF agrees to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

                 (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRiTER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

                 (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, or its affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of AVIF, or its affiliates or persons under its control (including, without limitation, their employees and "persons associated with a member" as that term is defined in Section (q) of Article I of the NASD By-Laws), in connection with the sale or distribution of AVIF Shares; or

                 (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRiTER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

               (iv) arise as a result of any failure by AVIF to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF.

     (b) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e) hereof, AVIF agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of AVIF) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii)
Section 8 17(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that LIFE COMPANY reasonably deems necessary or appropriate as a result of the noncompliance.

     (c) AVIF shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRiTER, each Account or Participants.

     (d) AVIF shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVIF in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF of any such action shall not relieve AVIF from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF to such Indemnified Party of AVIF's or AVIF's election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and shall bear the fees and expenses of any additional counsel retained by it, and AVIF will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     (e) In no event shall AVIF be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, LIFE COMPANY, UNDERWRITER or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by LIFE COMPANY or UNDERWRITER hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.

     12.3       Effect of Notice.

     Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

     12.4       Successors.

     A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.


                             Section 13. Applicable Law

     This Agreement will be construed and the provisions hereof interpreted under and in accordance with Maryland law, without regard for that state's principles of conflict of laws.


                         Section 14. Execution in Counterparts

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.


                              Section 15. Severability

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                            Section 16. Rights Cumulative

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.


                                Section 17. Headings

     The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.


                              Section 18. Confidentiality

     AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties' customers, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties' customers who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process. LIFE COMPANY acknowledges that the identities of the customers of AVIF or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties' customers or any other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties' customers who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

                       Section 19. Trademarks and Fund Names

     (a) Except as may otherwise be provided in a License Agreement among A I M Management Group, Inc., LIFE COMPANY and UNDERWRiTER, neither LIFE COMPANY nor UNDERWRITER or any of their respective affiliates, shall use any trademark, trade name, service mark or logo of AVIF, AIM or any of their respective affiliates, or any variation of any such trademark, trade name, service mark or logo, without AVIF's or AIM's prior written consent, the granting of which shall be at AVIF's or AIM's sole option.

     (b) Except as otherwise expressly provided in this Agreement, neither AVIF, its investment adviser, its principal underwriter, or any affiliates thereof shall use any trademark, trade name, service mark or logo of LIFE COMPANY, UNDERWRiTER or any of their affiliates, or any variation of any such trademark, trade name, service mark or logo, without LIFE COMPANY's or UNDERWRITER's prior written consent, the granting of which shall be at LIFE COMPANY's or UNDERWRiTER's sole option.


                           Section 20. Parties to Cooperate

     Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.


    IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.
                                     AIM VARIABLE INSURANCE FUNDS, INC.
Attest: /s/Nancy L. Martin           By: /s/Robert H. Graham
Name: Nancy L. Martin                Name: Robert H. Graham
Title: Assistant Secretary           Title: President


                                     PRINCIPAL LIFE INSURANCE COMPANY, on
                                     behalf of itself and its separate accounts
Attest: /s/Melissa Crew              By: /s/Steven Becker
Name: Melissa Crew                   Name: Steven Becker
Title: Assistant Director            Title: Assistant Director-Annuity Marketing

                                     PRINCOR FINANCIAL SERVICES
                                     CORPORATION
Attest: /s/L.A. Rasmussen            By: /s/A. S Filean
Name: Layne A. Rasmussen             Name: Arthur S. Filean
Title: Controller                    Title: Vice President


                               SCHEDULE A


 *   AIM VARIABLE INSURANCE FUNDS, INC.

     AIM V.I. Growth Fund
     AIM V.I. Growth and Income Fund
     AIM V.I. Value Fund


 SEPARATE ACCOUNTS UTILIZING THE FUNDS

     Principal Life Insurance Company Separate Account B


     The Principal Variable Annuity, a flexible variable annuity



                                 SCHEDULE B
                            AIM's Pricing Error Policies


                            Determination of Materiality

                 In the event that AIM discovers an error in the calculation of the Fund's net asset value, the following policies will apply:

    if the amount of the error is less than $.O1 per share, it is considered immaterial and no adjustments are made.

 If the amount of the error is $.0l per share or more, then the following thresholds are applied:

a. If the amount of the difference in the erroneous net asset value and the correct net asset value is less than .5% of the correct net asset value, AIM will reimburse the affected Fund to the extent of any loss resulting from the error. No other adjustments shall be made.

b. If the amount of the difference in the erroneous net asset value and the correct net asset value is .5% of the correct net asset value or greater, then AIM will determine the impact of the error to the affected Fund and shall reimburse such Fund (and/or LIFE COMPANY, as appropriate, such as in the event that the error was not discovered until after LIFE COMPANY processed transactions using the erroneous net asset value) to the extent of any loss resulting from the error. To the extent that an overstatement of net asset value per share is detected quickly and LIFE COMPANY has not mailed redemption checks to Participants, LIFE COMPANY and AIM agree to examine the extent of the error to determine the feasibility of reprocessing such redemption transaction (for purposes of reimbursing the Fund to the extent of any such overpayment).

                          Reprocessing Cost Reimbursement

To the extent a reprocessing of Participant transactions is required pursuant to paragraph (b), above, AIM shall reimburse LIFE COMPANY for LIFE COMPANY's reprocessing costs in an amount not to exceed $3.00 per contract affected by $10 or more.

The Pricing Policies described herein may be modified by AVIF as approved by its Board of Directors. AIM agrees to use its best efforts to notify LIFE COMPANY at least five (5) days prior to any such meeting of the Board of Directors of AVIF to consider such proposed changes.



                           SCHEDULE C
                      EXPENSE ALLOCATIONS

          Life Company                                     AVIF / AIM


preparing and filing the Account's               preparing and filing the Fund's registration
registration statement                           statement

text composition for Account prospectuses        text composition for Fund prospectuses and
and supplements                                  supplements

text alterations of prospectuses (Account) and   text alterations of prospectuses (Fund) and
supplements (Account)                            supplements (Fund)

printing Account and Fund prospectuses and       a camera ready Fund prospectus
supplements

text composition and printing Account SAIs       text composition and printing Fund SAIs

mailing and distributing Account SAIs to         mailing and distributing Fund SAIs to
policy owners upon request by policy             policy owners upon request by policy owners
owners

mailing and distributing prospectuses
(Account and Fund) and supplements
(Account and Fund) to policy owners
of record as required by Federal Securities
Laws and to prospective purchasers

text composition (Account), printing, mailing,   text composition of annual and
and distributing annual and semi-annual          semi-annual reports (Fund)
reports for Account (Fund and Account as,
applicable)

text composition, printing, mailing,             text composition, printing, mailing,
distributing, and tabulation of proxy            distributing and tabulation of proxy
statements and voting instruction solicitation   statements and voting instruction solicitation
materials to policy owners with respect to       materials to policy owners with respect to
proxies related to the Account                   proxies related to the Fund

preparation, printing and distributing sales material and advertising relating to the Funds, insofar as such materials relate to the Contracts and filing such materials with and obtaining approval from, the SEC, the NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required

              ADMINISTRATIVE SERVICES AGREEMENT


     PRINCIPAL LIFE INSURANCE COMPANY (UII.4SURERN) and A I M ADVISORS, INC. ("AIM") (collectively, the "Parties") mutually agree to the arrangements set forth in this Administrative Services Agreement (the "Agreement") dated as of June 8, 1999.

     WHEREAS, AIM is the investment adviser to AIM Variable Insurance Funds, Inc. (the "Fund"); and

     WHEREAS, AIM has entered into an amended Master Administrative Services Agreement, dated May 1, 1998, with the Fund ("Master Agreement") pursuant to which it has agreed to provide, or arrange to provide, certain administrative services, including such services as may be requested by the Fund's Board of Directors from time to time; and

     WhEREAS, INSURER issues variable life insurance policies and/or variable annuity contracts (collectively, the "Contracts"); and

     WHEREAS, INSURER has entered into a participation agreement, dated June 8, 1999 ("Participation Agreement") with the Fund, pursuant to which the Fund has agreed to make shares of certain of its portfolios ("Portfolios") available for purchase by one or more of INSURER's separate accounts or divisions thereof (each, a "Separate Account"), in connection with the allocation by Contract owners of purchase payments to corresponding investment options offered under the Contracts; and

     WHEREAS, INSURER and AIM expect that the Fund, and its Portfolios, can derive substantial savings in administrative expenses by virtue of having one or more Separate Accounts of INSURER each as a single shareholder of record of Portfolio shares, rather than having numerous public shareholders of such shares; and

     WHEREAS, INSURER and AIM expect that the Fund, and its Portfolios, can derive such substantial savings because INSURER performs the administrative services listed on Schedule A hereto for the Fund in connection with the Contracts issued by INSURER; and

     WHEREAS, INSURER has no contractual or other legal obligation to perform such administrative services, other than pursuant to this Agreement and the Participation Agreement; and

    WHEREAS, INSURER desires to be compensated for providing such administrative services; and

     WHEREAS, AIM desires that the Fund benefit from the lower administrative expenses resulting from the administrative services performed by INSURER; and

     WHEREAS, AIM desires to retain the administrative services of INSURER and to compensate INSURER for providing such administrative services;


     NOW, THEREFORE, the Parties agree as follows:


             Section 1. Administrative Services: Payments Therefor.

     (a) INSURER shall provide the administrative services set out in Schedule A hereto and made a part hereof, as the same may be amended from time to time. For such services, AIM agrees to pay to INSURER a quarterly fee ("Quarterly Fee") equal to a percentage of the average daily net assets of the Fund attributable to the Contracts issued by INSURER ("INSURER Fund Assets") at the following annual rates:

     Annual Rate         Total Average Ouarterly Net Assets for All Portfolios

        0.20%            Less than $50 million

        0.25%            $50 million or more

     (b) AIM shall calculate the Quarterly Fee at the end of each calendar quarter and will make such payment to INSURER, without demand or notice by INSURER, within 30 days thereafter, in a manner mutually agreed upon by the Parties from time to time.

     (c) From time to time, the Parties shall review the Quarterly Fee to determine whether it exceeds or is reasonably expected to exceed the incurred and anticipated costs, over time, of INSURER. The Parties agree to negotiate in good faith a reduction to the Quarterly Fee as necessary to eliminate any such excess or as necessary to reflect a reduction in the fee paid by the Fund to AIM pursuant to the Master Agreement.


                       Section 2. Nature of Payments.

     The Parties to this Agreement recognize and agree that AiM's payments hereunder are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of Portfolio shares, and are not otherwise related to investment advisory or distribution services or expenses. INSURER represents and warrants that the fees to be paid by AIM for services to be rendered by iNSURER pursuant to the terms of this Agreement are to compensate the INSURER for providing administrative services to the Fund, and are not designed to reimburse or compensate INSURER for providing administrative services with respect to the Contracts or any Separate Account.


                      Section 3. Term and Termination.

     Any Party may terminate this Agreement, without penalty, on 60 days written notice to the other Party. Unless so terminated, this Agreement shall continue in effect for so long as AIM or its successor(s) in interest, or any affiliate thereof, continues to perform in a similar capacity for the Fund, and for so long as INSURER provides the services contemplated hereunder with respect to Contracts under which values or monies are allocated to a Portfolio.


                              Section 4. Amendment.

     This Agreement may be amended upon mutual agreement of the Parties in writing.


                               Section 5. Notices.

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered

                 Principal Life Insurance Company
                 711 High Street
                 Des Moines, IA 50392
                 Facsimile: (515) 248-3011
                 Attention: Traci Weldon

                 A I M Advisors, Inc.
                 11 Greenway Plaza, Suite 100
                 Houston, Texas 77046
                 Facsimile: (713) 993-9185
                 Attention: Nancy L. Martin, Esquire


                              Section 6. Miscellaneous.

     (a) Successors and Assigns. This Agreement shall be binding upon the Parties and their transferees, successors and assigns. The benefits of and the right to enforce this Agreement shall accrue to the Parties and their transferees, successors and assigns.

     (b) Assignment. Neither this Agreement nor any of the rights, obligations or liabilities of any Party hereto shall be assigned without the written consent of the other Party.

     (c) Intended Beneficiaries. Nothing in this Agreement shall be construed to give any person or entity other than the Parties, as well as the Fund, any legal or equitable claim, right or remedy. Rather, this Agreement is intended to be for the sole and exclusive benefit of the Parties, as well as the Fund.

     (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

     (e) Applicable Law. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of Delaware without reference to the conflict of law principles thereof.

     (f) Severability. If any portion of this Agreement shall be found to be invalid or unenforceable by a court or tribunal or regulatory agency of competent jurisdiction, the remainder shall not be affected thereby, but shall have the same force and effect as if the invalid or unenforceable portion had not been inserted.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date of first above written.

                    PRINCIPAL LIFE INSURANCE COMPANY

                    By: /s/Steven Becker

                    Title: Assistant Director - Annuity Mktg


                    A I M ADVISORS, INC.

                    By: /s/Robert Hilmaken

                    Title:


                                   SCHEDULE A
                           ADMINISTRATIVE SERVICES FOR
                       AIM VARIABLE INSURANCE FUNDS. INC.

      INSURER shall provide certain administrative services respecting the operations of the Fund, as set forth below. This Schedule, which may be amended from time to time as mutually agreed upon by INSURER and AIM, constitutes an integral part of the Agreement to which it is attached. Capitalized terms used herein shall, unless otherwise noted, have the same meaning as the defined terms in the Agreement to which this Schedule relates.


A.    Records of Portfolio Share Transactions: Miscellaneous Records

      1. INSURER shall maintain master accounts with the Fund, on behalf of each Portfolio, which accounts shall bear the name of INSURER as the record owner of Portfolio shares on behalf of each Separate Account investing in the Portfolio.

      2. INSURER shall maintain a daily journal setting out the number of shares of each Portfolio purchased, redeemed or exchanged by Contract owners each day, as well as the net purchase or redemption orders for Portfolio shares submitted each day, to assist AIM, the Fund and/or the Fund's transfer agent in tracking and recording Portfolio share transactions, and to facilitate the computation of each Portfolio's net asset value per share. INSURER shall promptly provide AIM, the Fund, and the Fund's transfer agent with a copy of such journal entries or information appearing thereon in such format as may be reasonably requested from time to time. INSURER shall provide such other assistance to AIM, the Fund, and the Fund's transfer agent as may be necessary to cause various Portfolio share transactions effected by Contract owners to be properly reflected on the books and records of the Fund.

      3. In addition to the foregoing records, and without limitation, INSURER shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing administrative services hereunder.


B.    Order Placement and Payment

      1. INSURER shall determine the net amount to be transmitted to the Separate Accounts as a result of redemptions of each Portfolio's shares based on Contract owner redemption requests and shall disburse or credit to the Separate Accounts all proceeds of redemptions of Portfolio shares. INSURER shall notify the Fund of the cash required to meet redemption payments.

      2. INSURER shall determine the net amount to be transmitted to the Fund as a result of purchases of Portfolio shares based on Contract owner purchase payments and transfers allocated to the Separate Accounts investing in each Portfolio. INSURER shall transmit net purchase payments to the Fund's custodian.


C.    Accounting Services

      INSURER shall perform miscellaneous accounting services as may be reasonably requested from time to time by AIM, which services shall relate to the business contemplated by the Participation Agreement between INSURER and the Fund, as amended from time to time. Such services shall include, without limitation, periodic reconciliation and balancing of INSURER's books and records with those of the Fund with respect to such matters as cash accounts, Portfolio share purchase and redemption orders placed with the Fund, dividend and distribution payments by the Fund, and such other accounting matters that may arise from time to time in connection with the operations of the Fund as related to the business contemplated by the Participation Agreement.


D.    Reports

      INSURER acknowledges that AIM may, from time to time, be called upon by the Fund's Board of Directors ("Board"), to provide various types of information pertaining to the operations of the Fund and related matters, and that AIM also may, from time to time, decide to provide such information to the Board in its own discretion. Accordingly, INSURER agrees to provide AIM with such assistance as AIM may reasonably request so that AIM can report such information to the Fund's Board in a timely manner. INSURER acknowledges that such information and assistance shall be in addition to the information and assistance required of INSURER pursuant to the Fund's mixed and shared funding SEC exemptive order, described in the Participation Agreement.

      INSURER further agrees to provide AIM with such assistance as AIM may reasonably request with respect to the preparation and submission of reports and other documents pertaining to the Fund to appropriate regulatory bodies and third party reporting services.


E.    Fund-related Contract Owner Services

      INSURER agrees to print and distribute, in a timely manner, prospectuses, statements of additional information, supplements thereto, periodic reports, proxy materials and any other materials of the Fund required by law or otherwise to be given to its shareholders, including, without limitation, Contract owners investing in Portfolio shares. INSURER further agrees to provide telephonic support for Contract owners, including, without limitation, advice with respect to inquiries about the Fund and each Portfolio thereof (not including information about performance or related to sales), communicating with Contract owners about Fund (and Separate Account) performance, and assisting with proxy solicitations, specifically with respect to soliciting voting instructions from Contract owners.


F.    Miscellaneous Services

      INSURER shall provide such other administrative support to the Fund as mutually agreed between INSURER and AIM or the Fund from time to time. INSURER shall, from time to time, relieve the Fund of other usual or incidental administration services of the type ordinarily borne by mutual funds that offer shares to individual members of the general public.